Exhibit 99.1

Digital Locations Reveals Technology Development Plan for Connecting Smartphones to Satellites

The Company’s technology team at Florida International University is focused initially on solving the user device side challenges to enable high-speed Internet

Santa Barbara, CA - July 20, 2023 - Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that its technology team at Florida International University (FIU) is focused initially on solving the device side challenges of connecting smartphones to satellites.

“Late last year, Huawei and Apple released cellular telephones capable of texting on traditional satellite-communications networks,” said Digital Locations CEO Rich Berliner. “Two start-ups, AST SpaceMobile and Lynk Global, also started building new low Earth orbit (LEO) satellite networks designed to reach conventional 5G cell phones outside terrestrial coverage. Now, T-Mobile and Spacelink are up and running, Qualcomm and Iridium say that they expect to expand satellite connectivity to cars, laptops and other devices. Unfortunately, all these connections will be limited to text messages and voice calls.”

Mr. Berliner continued, “What the world wants and what we intend to enable is high-speed Internet. Doing so, will require technical advance on both the satellite side and on the user device side (smartphone). Smartphones have very limited power and very small antennas which make it difficult to transmit and receive signals from orbiting satellites hundreds of miles up in the sky. Our tech team at FIU has chosen to take on those tough challenges and is pursuing a very novel approach.

Mr. Berliner further revealed, “Our view is that solving the smartphone technical challenges will be the key to unlocking the design of future satellite antennas. We can achieve significant commercial success by solving either the smartphone side challenges, or the satellite side challenges to enable high-speed Internet service. However, we believe that the smartphone side solution will be the most valuable piece of the puzzle.”

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

Safe Harbor Statement

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Press Contact:

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